                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                   EXHIBIT 10.16

**Confidential portions of this Exhibit have been omitted pursuant to the Rules and Regulations of the Securities and Exchange Commission. The symbol "[+++++]" has been used to identify information which is the subject of a Confidential Treatment Request.**

DATED 3rd July 1997



                       IMPERIAL CHEMICAL INDUSTRIES PLC

                                   -   AND -

                             TIOXIDE GROUP LIMITED



                               SUPPLY AGREEMENT

                                                CONFIDENTIAL TREATMENT REQUESTED

DATED 3rd July 1997

BETWEEN

1. IMPERIAL CHEMICAL INDUSTRIES PLC trading as ICI Paints whose Registered Office is at 9 Millbank, London SWIP 3JF ("ICI"); and

2. TIOXIDE GROUP LIMITED whose Registered Office is at Lincoln House, 137/143 Hammersmith Road, London W14 0QL ("Tioxide").

RECITAL
-------

The purpose of this agreement is to set out the terms on which the ICI Paints Users in the specified Territories will purchase Titanium Dioxide from Tioxide and Tioxide will supply Titanium Dioxide to the ICI Paints Users and is entered into in recognition of ICI's status as Tioxide's largest customer.

1.   Definitions
     -----------

     In this agreement the following words shall have the following meanings:

     "ICI Paints User/s"      means any ICI Company/Companies or
                              business/businesses involved in the manufacture of surface coatings in each of the Territories who purchase Titanium Dioxide from Tioxide.

     "the Territory/ies"      means those countries set out in Schedule I hereto
                              or any of them.

     "Quarter"                means a period of 3 calendar months, the first
                              Quarter commencing on 1st July 1996.

     "[+++++]"                [+++++]

     "[+++++]"                [+++++]

     "ICI Paints"             means the ICI Paints Business.

     "Contract Year"          a period of 12 consecutive months, the first
                              commencing 1st July 1996.

                                                CONFIDENTIAL TREATMENT REQUESTED


     "On Time and in Full"       means delivery within the agreed lead time and
                                 in the full and accurate quantity ordered.

     "TiO\\2\\"                  means Rutile Titanium Dioxide in a dry form.

     "Volume"                    means metric tonnes of TiO\\2\\.

     "B/L date"                  means Bill of Lading date.

     "Region(s)"                 means the areas of the world set out below
                                 containing the listed Territories.

                                 North America
                                 -------------

                                 containing USA, Canada, Puerto Rico, Mexico.

                                 Europe
                                 ------

                                 containing UK, Eire, France, Germany, Spain,
                                 Italy and Poland.

                                 ANZ
                                 ---

                                 containing Australia, New Zealand, Fiji, Papua New Guinea.

                                 Asia
                                 ----

                                 containing India, Pakistan, Malaysia, Singa-pore, Thailand, Indonesia, Taiwan, Peoples Republic of China, Sri Lanka, Vietnam, Philip-pines.

     " [+++++]"                  [+++++].

     "Confidential Information"  means all information disclosed by one party to the other in writing or otherwise provided that each such item of information would appear to a reasonable person to be confidential or either

                                               CONFIDENTIAL TREATMENT REQUESTED

                                 contains or bears thereon in either case a prominent position, or is accompanied by a written statement that the same is confidentia1 or proprietary. Any information relating to [+++++] and [+++++] will be Confidential Information.

1.      TERRITORIES
        -----------

1.1 A list of the countries governed by this agreement at the date hereof is attached as Schedule I.

        Where a new company is established or acquired in a Territory by ICI with an ICI shareholding of more than 50%.

1.1.1. If ICI is already a customer of Tioxide in that Territory as defined in Sched ule I hereto such company will, upon its acquisition or establishment, be subject to this Agreement.

1.1.2. If ICI is not already a customer of Tioxide in that Territory as defined in Schedule I hereto such company will be so subject only by agreement between the parties hereto.

2.      TERM
        ----

        This agreement shall commence on 1st July 1996 and shall continue for a period of four years until lst July 2000, provided that 12 months notice of termination has been served by either party to take effect on that date. If not so terminated on that date then this agreement shall continue until terminated by either party on 12 months notice in writing to be given at any time.

3.      SUPPLY COMMITMENT
        -----------------

        (a) Where Tioxide supplies [+++++] of an ICI Paints User's requirements in an individual Territory in any Contact Year than in the succeeding Contract Year Tioxide shall be obliged to supply [+++++] of the normal requirements of such ICI Paints User if called upon to do so. Notice shall be given by the ICI Paints User of such a requirement in accordance with the forecast schedule set out in Clause 4.

                                                CONFIDENTIAL TREATMENT REQUESTED

        (b) Where Tioxide supplies less than [+++++] of an ICI Paints User's total requirement in a Territory in any Contract Year then in the succeeding Contract Year Tioxide agrees it shall be obliged to supply up to [+++++] to the ICI Paints User if called upon to do so. Notice shall be given of such requirement in accordance with Clause 4.

4.      FORECAST AND COMMITMENT TO VOLUME
        ---------------------------------

4.1     (a)  By 30th June and 31st December in each Contract Year, ICI Paints
             Headquarters at Slough will supply to Tioxide at its London Head-quarters a two year demand forecast (current year plus the following year) detailing quantities and grade of Tioxide pigment expected to be required by each Region for each Quarter in each of those years.

        (b) On receipt of this demand forecast Tioxide will assess it against its planned availability. If any potential problem in meeting this demand forecast is foreseen, Tioxide and ICI Paints will discuss the problem and its resolution.

        (c)  The forecast for each year's offtake will not exceed a volume
             [+++++].

        (d)  No Quarter's forecast in each year will exceed a volume [+++++].

4.2 ICI Paints will target to buy globally from Tioxide [+++++] metric tonnes of TiO\\2\\ per contract year.

        The division between Chloride and Sulphate grades will be as follows:

        (a) Any ICI offtake over [+++++] metric tonnes will be taken as Sulphate product.

        (b) Offtake at or below [+++++] metric tonnes will be as set out below [+++++].

                                                CONFIDENTIAL TREATMENT REQUESTED

                               Chloride (Kt)      Sulphate (Kt)      TOTAL
     North America             [+++++]            [+++++]            [+++++]
     Canada and Mexico

     ANZ, Fiji, Papua          [+++++]            [+++++]            [+++++]
     New Guinea & Asia

     Europe                    [+++++]            [+++++]            [+++++]


     Chloride offtake by ICI may be taken anywhere in the Territories subject to grade and sourcing constraints.

4.3 On the basis of the forecasting arrangements set out in Clause 4.1 Tioxide undertakes to use all reasonable endeavours to supply in each Contract Year the volume of TiO\\2\\ in accordance with ICI's forecast for that year.
     ICI undertakes to use all reasonable endeavours to purchase volume in accor dance with its forecast.

4.4 If in any Region the actual demand from the ICI Paints User is in excess of the forecast then Tioxide will use all reasonable endeavours to supply the TiO\\2\\ required.

4.5 Both parties agree to work actively to develop and continually enhance a methodology that gives both parties the maximum visibility of short and medium term demand.

4.6 In the event that ICI shall acquire a new business in a Territory as defined in Schedule I hereto during the course of this agreement which is buying TiO\\2\\ from Tioxide at the date of such acquisition for the purpose of forecasting the following shall apply. Such amount of TiO\\2\\ as is being purchased from Tioxide by such business shall be added to the existing offtake by ICI to form a new base tonnage.

5.   PRICE
     -----

5.1 Price shall be [+++++] and, subject as hereinafter provided, [+++++]. Where [+++++].

5.2 [+++++] shall only be applicable to purchases of TiO\\2\\ by ICI from Tioxide in any Contract Year if in that Year the following conditions are satisfied:

                                                CONFIDENTIAL TREATMENT REQUESTED


5.2.1     The total volume of TiO\\2\\ purchased by ICI is at least [+++++]; and

5.2.2     The volume of TiO\\2\\ purchased by ICI in

              (a)  North America
              (b)  ANZ, Fiji, Papua New Guinea and Asia; and
              (c)  Europe

          is at least, respectively, [+++++] and [+++++].

          In the event that in any Contract Year any condition specified in this Clause is not satisfied then the price payable in that year shall be [+++++] for the TiO\\2\\ supplied.

          The [+++++] will however continue to apply to such purchases.

5.3 The parties hereto shall as soon as reasonably practicable after having signed this agreement, appoint a person, firm or corporation ("The Appointee") who shall be responsible for recommending to the parties [+++++] in every Territory for the purposes of this agreement.

5.4 The parties hereto shall endeavour to ensure that the duration of the contract under which the Appointee is engaged is consistent with the term of this agreement. The costs associated with the Appointee's engagement (includ ing, without limitation, fees and expenses payable to the Appointee) shall be borne equally between ICI and Tioxide.

5.5 Prior to each occasion on which, in accordance with the provisions hereof, [+++++] falls to be determined, each of ICI and Tioxide shall submit to the appointee in writing such information as its possesses and which it considers may be relevant for the purpose of enabling the Appointee to assess [+++++] in each territory. The Appointee shall be entitled to interrogate each party hereto with respect to the information which it has submitted and to request further information from each party.

5.6 The parties hereto shall, in submitting information to the Appointee pursuant to Clause 5.5 do so timeously and the Appointee shall make his recommenda tion of [+++++] for each Territory within 10 business days of the information from both such parties having been submitted.

                                                CONFIDENTIAL TREATMENT REQUESTED


5.7 The Appointee shall keep confidential any information submitted to him by either party in accordance with the foregoing provisions of this clause and without prejudice to the generality, shall not reveal to either party hereto or any other party, any information submitted to him by the other party. The Parties may each appoint an independent auditor to verify the submissions of the other party to the Appointee if they so wish.

5.8 The Appointee, in recommending [+++++] in a Territory, shall have regard to the following principles:

5.8.1 [+++++] is based upon delivered duty paid in ICI Paints Users plant, except where CIF (or some other term) is the agreed delivery term. A list of Territo ries where CIF is the agreed delivery term is attached hereto as Schedule IV. Schedule V hereto lists the Territory in which "C and F" is the agreed delivery term.

5.8.2 If any of ICI Paints competitors in a territory do not pay on time to standard terms, full account shall be taken of that fact in assessing [+++++] for the Territory concerned.

5.9 Tioxide's usual small delivery surcharges applying to its other customers in a Territory will also apply to ICI Paints deliveries in that Territory.

5.10 During each quarter a reconciliation will be conducted (by the designated local senior Manager responsible from Tioxide and ICI Paints, respectively) in respect of the [+++++] to apply to the previous quarter in each Territory. The difference between the newly agreed [+++++] and that price at which TiO\\2\\ had previously been invoiced will be paid not later than 8 weeks after the end of the quarter in question by ICI Paints to Tioxide or by Tioxide to ICI Paints, as the case requires. At the end of any Contract Year in which a condition specified in Clause 5.2 has not been satisfied, a further reconcilia tion will be conducted to establish what (if any) payment is due from ICI to Tioxide in consequence thereof and any payment due shall be made by ICI not later than the expiration of the period of 8 weeks next following the end of that Year.

5.11      [+++++] For certain major Territory groups [+++++]

          Territory groups for which this principle is presently agreed are:-

                                                CONFIDENTIAL TREATMENT REQUESTED

          Group A     [+++++]

          Group B     [+++++]

          Group C     [+++++]

          Group D     [+++++]

          At the commencement of the contract the values of x and y will be as shown in the following table:
                         x        y

          Group A     [+++++]  [+++++]

          Group B     [+++++]  [+++++]

          Group C     [+++++]  [+++++]

          Group D     [+++++]  [+++++]

          The value of x in the Territory Group will be reviewed from time to time.

6.        PAYMENT
          -------

          A schedule of agreed payment terms is attached as Schedule III. These terms can only be varied by written agreement between the parties.

          ICI shall ensure that payment is received by Tioxide on or before the relevant due date specified in Schedule III.

7.        [+++++]

7.1       [+++++]

7.2       [+++++]

7.2.1     [+++++]

7.2.2     [+++++] in the Territories or as requested by ICI  Paints by Tioxide
          [+++++].

                                                CONFIDENTIAL TREATMENT REQUESTED


7.2.3     [+++++]

8.        CHANGE IN CIRCUMSTANCES
          -----------------------

          Both parties will consult with each other in the event of any significant change in circumstances in their businesses affecting this Agreement.

9.        SERVICE AND DELIVERY
          --------------------

          Tioxide will use its best endeavours to supply all orders "On Time and In Full".

10.       GRADE AVAILABILITY
          ------------------

          Tioxide's products are made to globally consistent specifications, but not all grades are made in all regions of the world.

          Nevertheless Tioxide will use its best endeavours to meet ICI Paints Users' technical requirements for TiO\\2\\.

11.       TECHNICAL AND COST REDUCTION CO-OPERATION
          -----------------------------------------

11.1 In each Region, the Tioxide regional coatings technical service and product development teams will maintain regular contact with ICI Paints Users in that Region.

11.2 Tioxide's central Research and Technology surface coatings team will also maintain regular contact with its designated opposite numbers in ICI Paints.

11.3 Through these contracts, ICI Paints' technical requirements will be taken into account by Tioxide in setting up its global and local Research programmes.

11.4 A formal technical review of matters arising from these contracts, and appropriate actions, will be arranged between the parties at least once a year.

11.5 Tioxide will give ICI Paints the first customer appraisal prior to disclosure to any other party of any relevant new developments it makes relating to TiO\\2\\ in surface coatings provided that such development has not been initiated by another of Tioxide's customers. Upon Tioxide presenting ICI with a new development, ICI will report back to Tioxide within 120 days of receiving

                                                CONFIDENTIAL TREATMENT REQUESTED


          adequate information from Tioxide on its views on such developments and pending such report Tioxide will not disclose such development to any other party. The parties may extend such period by agreement.

11.6 When a new product is developed by Tioxide for the surface coatings market, with ICI's technical co-operation, then ICI shall enjoy an exclusive lead time from the date when it's surface coating containing the new product is brought to market - the length of lead time to be agreed on a case by case basis. During that lead time Tioxide will not supply or sample such new product to any other party. Such new product shall be available for purchase by any ICI Paints User.

11.7 Specifications for all grades supplied by Tioxide to ICI Paints will be agreed between the parties, and will be consistent worldwide.

11.8 There may occasionally be a need for local funding by Tioxide of technical costs incurred by ICI Paints Users e.g. in reformulation to a Tioxide grade. Such funding will be a matter of local negotiation between the ICI Paints User and Tioxide.

11.9      SERVICE
          -------

          It is agreed that ICI will implement a supplier assessment programme based on the Dulux Australia "Supplier of the Year" programme. This will provide a basis for review of specific relationship and service issues.

11.10     COST REVIEW
          -----------

          It is expected that effective management of the supply chain between Tioxide and ICI Paints will result in operational cost savings which the parties agree will be shared by both businesses. Tioxide agrees with ICI to fully address possible cost, product evaluation and development efficiencies and any other possible sources of cost savings throughout the term of this contract and to implement identified savings by mutual agreement.

12.       CONFIDENTIALITY
          ---------------

          Each party will take all proper steps to keep confidential all Confidential Information of the other which is disclosed to or obtained by it pursuant to or as a result of this Agreement, and will not divulge the same to any third party

                                                CONFIDENTIAL TREATMENT REQUESTED


          and will allow access to the same to only such staff as may be involved in carrying out this agreement and then on the basis that they will respect such Confidential Information except to the extent that any such Confidential Information becomes public through no fault of that party. Upon termination of this Agreement each party will return to the other any equipment and written data (without retaining copies thereof) provided for the purposes of this Agreement. Notwithstanding the termination or expiry of this Agree ment for whatever reason the obligations and restriction in this clause shall be valid for a period of five years from the date of signature hereof.

13.       FORCE MAJEURE
          -------------

          If either party is prevented from carrying out any of its obligations under this Agreement by circumstances beyond its control (such circumstances hereinaf ter being referred to as "Force Majeure") then for so long as such Force Majeure circumstances continue neither shall be liable to the other for a failure to perform such obligations as a result of Force Majeure PROVIDED THAT each party shall as soon as reasonably practicable on becoming aware of circumstances constituting Force Majeure notify the other of the nature of the Force Majeure and its likely duration. The force majeure affecting Tioxide having been so notified ICI may, if it so elects, employ another company business or person to perform any obligations so affected by Force Majeure.

14.       DISPUTES
          --------

          In the event of a dispute between the parties the senior managers of either party responsible for purchasing and selling TiO\\2\\ shall attempt to resolve the dispute. Failing that the CEO's of ICI Paints and Tioxide for the time being shall attempt to resolve the dispute. If that process fails to resolve the dispute then parties may have recourse to law in accordance with the Agreement.

15.       LIABILITY
          ---------

          Tioxide will indemnity ICI and its subsidiaries for any losses, actions, costs, demands, expenses or liabilities of any kind which ICI may incur which shall arise:

          (a)  From Tioxide's default under this contract or

                                                CONFIDENTIAL TREATMENT REQUESTED


          (b) by the supply of TiO\\2\\ by Tioxide which is not of a satisfactory quality or not fit for the purpose for which ICI will use the TiO\\2\\.

          (c)  Fails to be delivered on time to any ICI Paints User.

          Tioxides liability under this clause or as a result of any legal action taken by ICI or its subsidiaries shall be limited to the sum of [+++++] for each individ ual incident and to an aggregate sum in each contract year for multiple incidents of [+++++].

          Subject to the foregoing provisions of this clause. Tioxide gives no warranty as to the merchantable quality or fitness for purpose of any TiO\\2\\ which is sold to ICI under this agreement and any condition or warranty as to its merchant able quality or fitness for purpose, whether express or implied by law under the Sale and Supply of Goods Act or otherwise, is excluded.

16.       OTHER TERMS AND CONDITIONS
          --------------------------

(i) Any detailed supply arrangements not covered in this agreement will be covered by local agreements in each Territory as necessary. Should there be any conflict in the terms and conditions of this agreement and any such local agreements then the terms and conditions of this agreement shall prevail. This agreement supersedes all previous agreements in force between the parties relating to the subject matter hereof.

(ii) In the event that a change of control of the ownership of either party occurs in such a way so as to raise issues of compliance with Anti-Trust Competition Legislation in any country of the world then this contract shall be reviewed and such amendments made to bring its provisions into compliance with such laws whilst maintaining the terms of this agreement to the greatest extent legally possible.

17.       NOTICES
          -------

          Notices, reports or communication shall be deemed to have been given only if given in writing and delivered by hand or by courier service or sent by telex or facsimile transmission and confirmed by first class airmail to the other party at the following address:

          In the case of ICI Paints:  The Secretary

                                                CONFIDENTIAL TREATMENT REQUESTED


                              ICI Paints
                              Wexham Road
                              Slough
                              SL2 5DS
                              England

     In the case of Tioxide:  The Secretary
                              Tioxide group Ltd.
                              Lincoln House
                              137/143 Hammersmith Road
                              London
                              W14 0QL

18. The law of England and the jurisdiction of the English courts shall apply to this agreement.

                                                CONFIDENTIAL TREATMENT REQUESTED


                                  SCHEDULE I

                              LIST OF TERRITORIES
                              -------------------

UK/Eire
Germany
France
Spain
Italy
USA
Canada
Mexico
Australia
New Zealand
Fiji
Papua New Guinea
India
Pakistan
Malaysia
Singapore
Thailand
Indonesia
Taiwan
Peoples Republic of China
Vietnam
Philippines
Puerto Rico
Poland
Sri Lanka

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                                                CONFIDENTIAL TREATMENT REQUESTED


                                  SCHEDULE II

                       LIST OF MAJOR TiO2 PRODUCERS
                       ----------------------------


 [+++++]

                                                CONFIDENTIAL TREATMENT REQUESTED


                                 SCHEDULE III

                             AGREED PAYMENT TERMS
                             --------------------

        TERRITORY                                             TERMS
-----------------------------------------------------------------------------------------------------

UK/EIRE                     20th of the month following invoice
-----------------------------------------------------------------------------------------------------
FRANCE                      30 days from end of month of invoice 1% discount for payment on 10th of following month
-----------------------------------------------------------------------------------------------------
GERMANY                     30 days net
                            2% discount for payment within 14 days
-----------------------------------------------------------------------------------------------------
ITALY                       90 days net
-----------------------------------------------------------------------------------------------------
SPAIN                       90 days net
-----------------------------------------------------------------------------------------------------
USA                         60 days net
                            1% discount for payment within 30 days
-----------------------------------------------------------------------------------------------------
CANADA                      60 days net
                            1% discount for payment with in 30 days
-----------------------------------------------------------------------------------------------------
MEXICO                      60 days net
-----------------------------------------------------------------------------------------------------
NEW ZEALAND                 30 days from month end
-----------------------------------------------------------------------------------------------------
AUSTRALIA                   45 days from month end
-----------------------------------------------------------------------------------------------------
FIJI                        30 days from month end
-----------------------------------------------------------------------------------------------------
PAPUA NEW GUINEA            60 days after B/L date
-----------------------------------------------------------------------------------------------------
INDONESIA                   90 days after B/L date
-----------------------------------------------------------------------------------------------------
SINGAPORE                   60 days from month end
-----------------------------------------------------------------------------------------------------
MALAYSIA                    30 days from month end
-----------------------------------------------------------------------------------------------------
THAILAND                    90 days from B/L date
-----------------------------------------------------------------------------------------------------
TAIWAN                      90 days from month end
-----------------------------------------------------------------------------------------------------
PEOPLE REPUBLIC OF CHINA    60 days from month end
-----------------------------------------------------------------------------------------------------
INDIA                       90 days after B/L date
-----------------------------------------------------------------------------------------------------
PAKISTAN                    150 days from B/L date
-----------------------------------------------------------------------------------------------------
VIETNAM                     90 days after B/L date
-----------------------------------------------------------------------------------------------------
PHILIPPINES                 90 days after B/L date
-----------------------------------------------------------------------------------------------------
Sri Lanka                   90 days after B/L date
-----------------------------------------------------------------------------------------------------
Puerto Rico                 60 days net
-----------------------------------------------------------------------------------------------------

                                                CONFIDENTIAL TREATMENT REQUESTED


                                  SCHEDULE IV

               TERRITORIES WHERE CIF IS THE AGREED DELIVERY TERM
               -------------------------------------------------


India

Pakistan

Thailand

Indonesia

Peoples Republic of China

Poland

Papua New Guinea

Philippines

Singapore

Sri Lanka

Vietnam

                                                CONFIDENTIAL TREATMENT REQUESTED


                                  SCHEDULE V

              TERRITORY WHERE C AND F IS THE AGREED DELIVERY TERM
              ---------------------------------------------------


Pakistan

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                                                CONFIDENTIAL TREATMENT REQUESTED


SIGNED FOR AND ON BEHALF OF
IMPERIAL CHEMICAL INDUSTRIES PLC:

SIGNED    /s/ [Authorized Officer]
          ------------------------
TITLE     Chief Financial Officer, ICI Paints

WITNESS   /s/ [Authorized Person]
          -----------------------
TITLE     Senior Legal Counsel, ICI Paints


SIGNED FOR AN ON BEHALF OF
TIOXIDE GROUP LIMITED

SIGNED    /s/ [Authorized Officer]
          ------------------------
TITLE     Chairman & CEO

WITNESS   /s/ [Authorized Person]
          -----------------------
TITLE     Finance Director